UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2008

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously announced, on April 4, 2008, Natus Medical Incorporated (“Natus”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Roth Capital Partners, LLC (the “Underwriter”). The Purchase Agreement provides for the sale of 770,000 shares of Natus common stock at a public offering price of $18.27 per share, which was the closing price of Natus stock on the NASDAQ Global Market on April 3, 2008, (the “Offering”). Natus will pay to the Underwriter an underwriting discount of 5%, or $0.9135 per share, on shares sold in the Offering, except for approximately 175,000 shares expected to be sold to the D3 Family Fund, L.P., D3 Family Bulldog Fund, L.P., D3 Family Canadian Fund, L.P. and DIII Offshore Fund, L.P., or affiliated individuals and investment funds (the “D3 Family Funds”), for which there will be no discount. Natus also granted the Underwriter an option to purchase up to 115,500 additional shares solely to cover over-allotments, if any. These shares are being offered and sold under a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, in connection with an offering pursuant to Natus’s shelf registration statement on Form S-3 (Registration No. 333-133480) (the “Registration Statement”).

On April 7, 2008, the Underwriter advised the Company that it was exercising in full its over-allotment option granted pursuant to the Purchase Agreement. The Offering closed on April 9, 2008, with Natus selling an aggregate of 885,500 shares of its common stock to the Underwriter for net proceeds, after underwriting discounts and estimated expenses of the Offering, of approximately $15.4 million. A copy of the press release announcing the closing of the Offering is attached as Exhibit 99.01 to this Form 8-K.

The above description of the Purchase Agreement is qualified in its entirety by the Purchase Agreement, a copy of which is attached as Exhibit 1.01 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2008.

In connection with the Offering, Natus also entered into a Registration Rights Agreement, dated April 9, 2008, with the D3 Family Funds. Under this agreement, at any time after October 9, 2008, the D3 Family Funds can request that Natus file a registration statement covering registrable securities held by them for a minimum of 500,000 to a maximum of 2 million shares of Natus common stock. In addition, once six months has elapsed from their initial demand registration request, the D3 Family Funds can request that Natus file a second registration statement covering registrable securities held by them for again a minimum of 500,000 to a maximum of 2 million shares. Once in a 12-month period, Natus may postpone the filing of a registration statement for up to 60 days if Natus determines that the filing would be detrimental to it and its stockholders. Natus will pay all expenses incurred in connection with each of the registrations described above, other than underwriting discounts and commissions and the fees of legal counsel for the D3 Family Funds in excess of $10,000, to the extent the registrations do not take the form of an underwritten offering. However, if any distribution of common stock under a demand registration is to be effected by means of an underwritten offering, then the D3 Family Funds will pay all expenses incurred in connection with such registration other than the fees of counsel to Natus. The registration rights will terminate to the extent the shares held by and issuable to the D3 Family Funds may be sold under Rule 144 of the Securities Act in any three-month period.

The above description of the Registration Rights Agreement is qualified in its entirety by the Registration Rights Agreement, a copy of which is attached as Exhibit 4.01 to this Form 8-K, which is incorporated by reference into the Registration Statement.

Item 8.01.	Other Events.

In connection with the Offering, Natus is filing a legal opinion and consent as Exhibit No. 5.01 and Exhibit No. 23.01 to this Report, which are incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

4.01	Registration Rights Agreement, dated as of April 9, 2008, by and among and Natus Medical Incorporated and the D3 Family Funds

5.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)

99.01	Press release dated April 9, 2008 announcing the closing of the Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: April 9, 2008	By:	/s/ Steven J. Murphy
Steven J. Murphy
Vice President Finance and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.01	Registration Rights Agreement, dated as of April 9, 2008, by and among and Natus Medical Incorporated and the D3 Family Funds

5.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)

99.01	Press release dated April 9, 2008 announcing the closing of the Offering